Filed Pursuant to Rule 424(b)(5)
Registration No. 333-281762

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the shares has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement is not an offer to sell the shares and it is not soliciting an offer to buy the shares in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 2024
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 4, 2024)
Shares

Arq, Inc.
Common Stock

____________________________
We are offering shares of our common stock, par value $0.001 per share, in this offering. The public offering price for each share of common stock is $ .
Our common stock is listed on the Nasdaq Global Market ("Nasdaq") under the symbol "ARQ." On September 18, 2024, the last reported sales price of a share of our common stock on Nasdaq was $6.11.
Investing in our common stock involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus as well as the information incorporated herein and therein by reference carefully before you make your investment decision. See "Risk Factors" beginning on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus, as well as other risk factors incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discounts and Commissions(1)	$	$
Proceeds to us (before expenses)	$	$
———————
(1)    In addition, we have agreed to reimburse certain expenses of the underwriters in connection with this offering. See     "Underwriting" on page S-12 for additional information regarding total underwriting compensation.
We have granted the underwriters an option to purchase up to an additional shares of common stock from us at the price to the public, less the underwriting discounts and commissions, for 30 days after the date of this prospectus supplement.
The underwriters expect to deliver the shares of our common stock against payment therefore on or about , 2024.

Canaccord Genuity	Roth Capital Partners

The date of this prospectus supplement is , 2024.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The base prospectus, including the documents incorporated by reference therein, provides general information about us and our securities, some of which, such as the section entitled "Plan of Distribution," may not apply to this offering. You should carefully read this prospectus supplement, the accompanying base prospectus, any free writing prospectuses we have prepared or authorized as well as the information incorporated in this prospectus supplement and the accompanying base prospectus by reference. See "Incorporation by Reference." If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering, include all material information relating to this offering.
This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions in some of the documents described herein and therein, but reference is hereby made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the complete text of the actual documents. Copies of some of the documents referred to herein or therein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below in the section entitled "Where You Can Find More Information."
We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement, the accompanying base prospectus or in any free writing prospectuses we have prepared or authorized. You should rely only on the information provided in this prospectus supplement and the accompanying base prospectus, including information incorporated by reference herein or therein, or any free writing prospectus that we have specifically referred you to. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying base prospectus are an offer to sell only the shares of common stock offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying base prospectus or any documents we incorporate herein or therein, or in any free writing prospectus, is current only as of the respective dates hereof or thereof. Our business, financial condition, results of operations and prospects may have changed since those respective dates.
No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus supplement and the accompanying base prospectus applicable to those jurisdictions.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to "we," "our," "us," "Arq" and the "Company" refer to Arq, Inc. together with its consolidated subsidiaries.

S-ii

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants, including us, that file electronically with the SEC.
We also make available, free of charge, on or through our Internet website, www.arq.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on or that can be accessed through our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only. In addition, you may request copies of these filings at no cost at: Arq, Inc., 8051 E. Maplewood Ave., Suite 210, Greenwood Village, Colorado 80111, telephone: (720) 598-3500.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), including exhibits, of which this prospectus supplement and the accompanying base prospectus form a part, with respect to the shares of common stock that may be offered hereunder. This prospectus supplement and the accompanying base prospectus do not contain all of the information set forth in the registration statement and exhibits thereto. For further information with respect to our company and the shares of common stock offered hereby, reference is made to the registration statement, including the exhibits thereto. Whenever we make reference in this prospectus supplement or the accompanying base prospectus to any of our contracts, agreements or other documents, the references are summaries and are not necessarily complete and you should refer to the exhibits attached to or incorporated by reference into the registration statement for copies of the actual contract, agreement or other document. Our SEC filings, including the registration statement of which this prospectus supplement forms a part and the exhibits thereto, are available to you for free on the SEC’s website listed above.

S-iii

INCORPORATION BY REFERENCE
The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus supplement. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus supplement and in our prior filings with the SEC.
We incorporate by reference in this prospectus supplement the documents listed below that have been previously filed with the SEC, as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the initial filing of this prospectus supplement until the termination or completion of the offering of the shares of common stock described in this prospectus supplement; provided, however, we are not incorporating by reference any documents or portions of documents deemed to have been furnished rather than filed in accordance with SEC rules:
•    our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 12, 2024, including the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2024;
•    our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, as filed with the SEC on May 8, 2024 and August 12, 2024, respectively;
•    our Current Reports on Form 8-K filed with the SEC on January 24, 2024, January 31, 2024, February 13, 2024, April 16, 2024, May 16, 2024, and June 13, 2024;
•    the description of our common stock contained or incorporated by reference in our Registration Statement on Form 8-A filed with the SEC on July 6, 2016, as updated by Exhibit 4.10 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendments or reports filed for the purpose of updating such description; and
•the description of our Series B Junior Participating Preferred Stock (no shares of which are currently outstanding) contained or incorporated by reference in our Registration Statement on Form 8-A filed with the SEC on May 8, 2017, as most recently amended by our Registration Statement on Form 8-A, as amended, filed on April 16, 2024, as updated by any amendments or reports filed for the purpose of updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file on or after the date of this prospectus supplement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents. You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following:
Arq, Inc.
8051 E. Maplewood Ave., Suite 210
Greenwood Village, CO 80111
Attn: General Counsel and Secretary
(720) 598-3500

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying base prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should read the entire prospectus supplement and the accompanying base prospectus carefully, including the “Risk Factors” contained in this prospectus supplement and the accompanying base prospectus, and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus, before making an investment decision.
ABOUT THE COMPANY
Arq, Inc. ("we," "us," "our," "Arq" or the "Company"), is an environmental technology company that is principally engaged in the sale of consumable air, water, and soil treatment solutions primarily based on activated carbon ("AC"). Our proprietary AC products enable customers to reduce air, water, and soil contaminants, including mercury, per and polyfluoroalkyl substances ("PFAS") and other pollutants, to help our customers maximize effectiveness and to improve operating efficiencies to meet the challenges of existing and pending air quality, soil and water regulations. We manufacture and sell AC and other chemicals used to capture and remove contaminants for coal-fired power generation, industrial and water treatment markets, which we collectively refer to as the advanced purification technologies ("APT") market.
Our primary products are comprised of AC, which is produced from a variety of carbonaceous raw materials. Our AC products include both powdered activated carbon ("PAC") and granular activated carbon ("GAC"). Additionally, we own the Five Forks Mine, a lignite mine that currently supplies the primary raw material for the manufacturing of our products.
In February 2023, we acquired 100% of the equity of the subsidiaries of Arq Limited (hereafter the Arq Limited subsidiaries referred to as "Legacy Arq," and the acquisition itself referred to as the "Arq Acquisition") to secure access to a feedstock, a manufacturing facility and certain patented processes as a means to manufacture additional GAC products for sale into the APT market and other markets. With the Arq Acquisition, we now control bituminous coal waste reserves and own a manufacturing facility, both located in Corbin, Kentucky (the "Corbin Facility"), and a process to recover and purify the bituminous coal fines for sale or further conversion to GAC products. Under this manufacturing process, we convert coal waste into a purified, microfine carbon powder known as Arq powderTM ("Arq Powder"). We expect to begin using Arq Powder as a feedstock to manufacture high-quality GAC products for sale in the APT market and other markets by the end of 2024.
We believe Arq Powder has additional potential for us to access new markets and applications. We expect to secure customer interest in Arq Powder as an additive into other markets, such as components for asphalt. These products utilizing Arq Powder are expected to have a lower carbon footprint compared to similar products utilizing conventional materials. These applications are currently in various stages of proof-of-concept testing or preliminary customer testing.
In February 2024, as part of a larger rebranding, we changed our name to Arq, Inc., and on February 1, 2024, our common stock commenced trading under the ticker symbol, "ARQ."
Recent Developments
As previously disclosed in the Company's Current Report on Form 8-K filed with the SEC on January 24, 2024, the Company had entered into a Contract for Construction (the "Contract") with The Wieland-Davco Corporation, a Michigan corporation (the "Contractor"). The Contract provided for pre-construction and construction services to build a granular activated carbon facility at the Company's existing Red River manufacturing plant located in Coushatta, Louisiana.
On September 17, 2024, the Company provided the Contractor with notice (the "Notice") that the Company has elected to terminate the Contract, effective immediately. The Company provided the Notice after determining that certain timing and budget efficiencies could be achieved by conducting construction and project management functions internally. Pursuant to the terms of the Contract, the Company shall pay to the Contractor amounts due and owing through the date of the Notice for work completed and materials purchased and actual documented costs and expenses associated with demobilization associated with the termination of the Contract. The Company does not expect such amounts to be material. Construction and project completion timelines and budgets remain on track with those previously disclosed by the Company during its second quarter 2024 earnings call held on August 13, 2024.
Our Corporate Information
We were incorporated as a Delaware corporation in 2011. Our current corporate headquarters address is 8051 E. Maplewood Ave., Suite 210, Greenwood Village, Colorado 80111. Our official company website can be found at www.arq.com. Information included or referred to on, or otherwise accessible through, our website is not deemed to form a part of, or be incorporated by reference into, this prospectus supplement, the accompanying base prospectus or the registration statement of which this prospectus supplement forms a part, and you should not rely on that information when making a decision to invest in our common stock.

THE OFFERING

Common stock offered by us	shares of common stock.
Option to purchase additional shares of common stock	The underwriters have the option to purchase up to additional shares of our common stock. The underwriters can exercise this option any time for 30 days after the date of this prospectus supplement.
Common stock to be outstanding after this offering	shares of common stock (or shares of common stock if the underwriters exercise their option to purchase additional shares in full).
Use of proceeds
We estimate that the proceeds from this offering will be approximately $ million (or
$ million if the underwriters exercises their over-allotment option in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from offering for general corporate purposes, which may include working capital, capital expenditures, including construction at our Red River GAC Facility and Corbin Facility, research and development expenditures, commercial expenditures, debt service costs and repayment, acquisitions of new technologies, products or businesses, and investments. We will retain broad discretion over the use of the net proceeds from the sale of common stock offered hereby.

Risk factors
Investing in our common stock involves a high degree of risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-4 as well as other information included in this prospectus supplement, the accompanying base prospectus and the documents incorporated herein or therein by reference, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the "2023 Form 10-K"), filed with the SEC on March 12, 2024, and incorporated by reference into this prospectus supplement, before deciding to invest in our common stock.

Nasdaq symbol	"ARQ"
The number of shares of our common stock to be outstanding after this offering is based on 35,996,496 shares of common stock outstanding as of June 30, 2024, and excludes the following:
•1,000,000 shares of our common stock issuable upon the exercise of options outstanding as of June 30, 2024, with a weighted-average exercise price of $3.00 per share;
•1,122,336 shares of our common stock issuable upon the settlement of performance share units outstanding as of June 30, 2024 (assuming maximum level of performance); and
•2,609,028 shares of our common stock reserved for issuance under our 2024 Omnibus Incentive Plan.
Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or settlement of outstanding performance share units after June 30, 2024 and no exercise by the underwriters of their option to purchase additional shares of our common stock.

 RISK FACTORS
Investing in our common stock involves a high degree of risk. You should consider the risks, uncertainties and other factors described in "Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K, as may be supplemented and updated by subsequent Quarterly Reports on Form 10-Q, that we have filed or will file with the SEC, and in other documents which are incorporated by reference in this prospectus supplement, as well as the risk factors and other information contained in or incorporated by reference in the accompanying base prospectus, together with all of the other information included in this prospectus supplement. If any of these or any unanticipated risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and the trading price of our common stock could decline, causing you to lose some or all of your investment in our common stock.
Risks Related to this Offering
This offering could limit our ability to utilize tax assets due to a potential "ownership change."
Our ability to utilize our net operating losses ("NOLs") and tax credits (collectively, "Tax Assets") to offset future federal income tax liability may be limited if this offering results in an "ownership change" under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended ("IRC"). An ownership change occurs if the cumulative stock ownership of certain stockholders, including 5% stockholders (as defined in IRC Section 382) and applying certain look-through rules, increases by more than 50 percentage points during a three-year testing period. If an ownership change occurs, our ability to use our Tax Assets to offset taxable income would be subject to an annual limitation, which could cause a significant portion of our Tax Assets to expire before they are utilized.
As of December 31, 2023, we had approximately $87.5 million of Tax Assets, comprising approximately 78% of our consolidated tax assets. The potential future benefit of these Tax Assets could be significantly reduced if we undergo an ownership change.
In connection with this offering, we are issuing additional shares of our common stock. The actual impact of this offering on our ownership change analysis under Section 382 will depend on various factors, including the final number of shares issued and whether any existing or new 5% stockholders participate in the offering. As such, we cannot currently determine whether this offering will trigger an ownership change.
To mitigate the risk of an ownership change, we have implemented a Tax Asset Protection Plan ("TAPP") designed to prevent an ownership change by deterring any person or group from acquiring 5% or more of our common stock without prior board approval. However, in connection with this offering, our board or directors may elect to exempt the direct or indirect acquisition by one or more persons of certain shares issued in this offering under the TAPP. The specifics of any such waiver will be determined by our board of directors (or a properly designated committee of our board of directors) prior to the closing of this offering, and such exemption could apply to certain persons that are currently holders of 5% or more of our stock, or that would become a new 5% stockholder as a result of the acquisition of such shares. Although this exemption aims to facilitate the offering, it could result in the triggering of an ownership change under Sections 382 and 383 of the IRC.
Despite our efforts to monitor ownership changes and the adoption of the TAPP, there is a risk that the acquisition of shares issued in this offering, either alone or combined with other transactions, could cause us to experience an ownership change. If this occurs, our ability to fully utilize our Tax Assets could be materially and adversely affected, which could impact our future financial results and cash flows.
Our Tax Asset Protection Plan could discourage certain acquisitions of our common stock, limit the market for our shares, and restrict additional purchases by offering participants.
Our TAPP is intended to protect our Tax Assets by restricting certain acquisitions of our common stock. It generally prevents any person or group from acquiring beneficial ownership of 5% or more of our common stock without prior board approval. Additionally, existing 5% stockholders are restricted from acquiring additional shares without triggering the TAPP, which would lead to significant dilution of their ownership interest.
In connection with this offering, any participant will be unable to acquire additional shares that would cause them to own 5% or more of the Company's outstanding stock without causing significant dilution of their ownership interest under the TAPP, unless they first obtain a waiver from our board of directors. Furthermore, any stockholder, including any direct or indirect participant in this offering, that acquires shares representing 5% or more of the Company's outstanding stock will be prohibited from acquiring any additional shares without obtaining a further waiver from the board of directors. This restriction applies regardless of whether the initial acquisition of shares in this offering was exempted by our board of directors, thereby limiting the ability of our stockholders to further increase their ownership stake without triggering the TAPP, which would result in significant dilution.

These restrictions may deter potential buyers, including institutional investors, activist stockholders, and others who might seek to acquire a significant ownership interest in our Company. The TAPP may also limit the liquidity of our stock and adversely impact its market price by reducing the number of potential buyers. As a result, our stockholders, including participants in this offering, may face limitations on their ability to freely buy, sell, or accumulate shares, which could negatively affect the trading market and overall liquidity of our stock.
Our management will have broad discretion in the use of the proceeds of this offering.
We currently intend to use the net proceeds from this offering primarily for general corporate purposes, which may include working capital, capital expenditures, including construction at our Red River GAC Facility and Corbin Facility, research and development expenditures, commercial expenditures, debt service costs and repayment, acquisitions of new technologies, products or businesses, and investments. We have not determined the amounts we plan to spend on any such expenditure or the timing of these expenditures. Accordingly, our management will have broad discretion over the use and investment of these net proceeds. Therefore, you will have to rely upon the judgment of our management with respect to our use of these net proceeds, with only limited information concerning management’s specific intentions. You will not have the opportunity, as part of your investment decision, to assess whether we used the net proceeds from this offering appropriately. We may place the net proceeds in investments that do not produce income or that lose value, which may cause our stock price to decline.
Future sales and issuances of our common stock could cause our stock price to fall.
Sales of a substantial number of shares of our common stock by our existing stockholders in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise additional capital through the issuance of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our common stock.
To the extent we raise additional capital by issuing additional shares of our common stock, or securities convertible into or exchangeable or exercisable for common stock, our existing stockholders may experience substantial dilution. In addition, future investors could gain rights superior to existing stockholders, such as liquidation and other preferences. There are stock options to purchase shares of our capital stock currently outstanding. Our stockholders may incur further dilution upon exercise of any outstanding stock options.
You will experience immediate and substantial dilution.
The public offering price per share in this offering exceeds the net tangible book value per share of our common stock outstanding prior to this offering. Based on the public offering price, you will experience immediate dilution of $ per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2024 after giving effect to this offering and the public offering price. The exercise of outstanding stock options may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
We may need additional capital and any additional capital we seek may not be available in the amount or at the time we need it.
If we are not able to increase our revenues, generate positive cash flow or operate in a profitable manner, we may need to raise funds in the future to execute our business plan.
We may seek to raise additional capital to expand our business, pursue strategic investments, and take advantage of financing or other opportunities that we believe to be in our best interests and the interests of our stockholders. Additional capital may be raised through the sale of common or preferred equity or convertible debt securities, entry into debt facilities or other third-party funding arrangements. The sale of equity and convertible debt securities may result in dilution to our stockholders and those securities may have rights senior to those of our common stock. Agreements entered into in connection with such capital raising activities could contain covenants that would restrict our operations or require us to relinquish certain rights. Additional capital may not be available on reasonable terms, or at all. If we cannot timely raise any needed funds, we may be forced to reduce our operating expenses, which could adversely affect our ability to implement our long-term strategies and grow our business.
Our expected financing needs are based upon management estimates as to future revenue and expense. Our business plan and financing needs are subject to change based upon, among other factors, our ability to increase revenues, our ability to achieve cash flow, and our ability to manage expenses. If our estimates of our financing needs change, we may need additional capital more quickly than we expect or we may need a greater amount of capital.
Our estimates of our cash needs may prove inaccurate in which case we may need to raise capital sooner or change our operating plans and timelines.
We are spending significant amounts of capital to develop our business and have estimated how much cash we will need on a monthly basis until we raise additional funds or become cash flow positive. These estimates are based on our current operating plan and are subject to significant uncertainties and contingencies, many of which are beyond our control. Our estimates regarding our cash expenditures may prove inaccurate, causing the actual amount to differ from our estimates. We may find that our business operations are more expensive than we currently anticipate or that our current efforts may not result in additional revenues, which may further increase our losses and cash needs. If our cash expenditures are higher than expected, we may need to raise capital sooner than expected or change our operating plans and timelines. There can be no assurance that we will be able to raise additional capital on acceptable terms or at all.
The market price of our common stock has been, and may continue to be, volatile, which could reduce the market price of our common stock.
The publicly traded shares of our common stock have experienced, and may experience in the future, significant price and volume fluctuations. This market volatility could reduce the market price of our common stock without regard to our operating performance. In addition, the trading price of our common stock could change significantly in response to actual or anticipated variations in our quarterly operating results, announcements by us or our competitors, factors affecting the AC industry generally, changes in national or regional economic conditions, changes in securities analysts’ estimates for us or our competitors’ or industry’s future performance or general market conditions, making it more difficult for shares of our common stock to be sold at a favorable price or at all. The market price of our common stock could also be reduced by general market price declines or market volatility in the future or future declines or volatility in the prices of stocks for companies in our industry.
We do not expect to pay cash dividends for the foreseeable future, and accordingly, stockholders must rely on stock appreciation for any return on their investment.
We have not recently declared or paid any cash dividends on our common stock and currently we anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate that we will pay cash dividends for the foreseeable future. As a result, appreciation of the price of our common stock is the only potential source of return to stockholders. Investors seeking cash dividends should not invest in our common stock.
If securities or industry analysts issue an adverse opinion regarding our stock, our stock price and trading volume could decline.
The trading market for our common stock may be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us adversely change its recommendation regarding our common stock, or provide more favorable relative recommendations about our competitors, the trading price of our common stock could decline. If any analyst who may cover us were to cease coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price of our common stock or trading volume to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference contain "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference, including statements regarding our future financial condition, results of operations, business strategy and plans and objectives of management for future operations, industry trends and other future events, are forward-looking statements. Words or phrases such as "anticipates," "believes," "may," "expects," "intends," "plans," "estimates," "predicts," the negative expressions of such words, or similar expressions are used in this prospectus supplement to identify forward-looking statements, and such forward-looking statements include, but are not limited to, statements or expectations regarding:
•the anticipated effects from an increase in pricing of our AC products;
•the anticipated effects from an increase in costs of our AC products and related cost increases in supply and logistics;
•expected supply and demand for our AC products and services;
•increasing competition in the AC market;
•the ability to successfully integrate Legacy Arq’s business;
•the ability to develop and utilize Legacy Arq’s products and technology;
•the ability to make Legacy Arq’s products commercially viable;
•the expected future demand of Legacy Arq’s products;
•future level of research and development activities;
•future plant capacity expansions and site development projects, including the Red River GAC Facility;
•the effectiveness of our technologies and the benefits they provide;
•probability of any loss occurring with respect to certain guarantees made by Tinuum Group;
•the timing of awards of, and work and related testing under, our contracts and agreements and their value;
•the timing and amounts of, or changes in, future revenues, backlog, funding for our business and projects, margins, expenses, earnings, tax rates, cash flows, royalty payment obligations, working capital, liquidity and other financial and accounting measures;
•the amount and timing and favorability of terms related to additional required financings;
•awards of patents designed to protect our proprietary technologies both in the U.S. and other countries;
•the adoption and scope of regulations to control certain chemicals in drinking water and other environmental concerns;
•the impact of adverse global macroeconomic conditions, including rising interest rates, recession fears and inflationary pressures, and geopolitical events or conflicts;
•opportunities to effectively provide solutions to U.S. coal-related businesses to comply with regulations, improve efficiency, lower costs and maintain reliability; and
•the impact of prices of competing power generation sources such as natural gas and renewable energy on demand for our products.
The forward-looking statements included in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein involve risks and uncertainties. Actual events or results could differ materially from those discussed in these forward-looking statements as a result of various factors including, but not limited to, timing and scope of new and pending regulations and any legal challenges to or extensions of compliance dates of them; the U.S. government’s failure to promulgate regulations that benefit our business; changes in laws and regulations, accounting rules, prices, economic conditions and market demand; impact of competition; availability, cost of and demand for alternative energy sources and other technologies; technical, start up and operational difficulties; competition within the industries in which the Company operates; our inability to commercialize our products on favorable terms; our inability to effectively and efficiently commercialize new products; changes in construction costs or availability of construction materials; our inability to effectively manage construction and startup of the Red River GAC Facility or Corbin Facility; our inability to obtain required financing or financing on terms that are favorable to us; our inability to ramp up our operations to effectively address recent and expected growth in our business; loss of key personnel; ongoing effects of the inflation and macroeconomic uncertainty, including from the lingering effects of the pandemic and the ongoing armed conflicts around the world, and such uncertainty’s effect on market demand and input costs; availability of materials and equipment for our business; intellectual property infringement claims from third parties; pending litigation; other factors relating to our business strategy, goals and expectations concerning the Arq Acquisition (including future operations, future performance or results); our ability to maintain relationships with customers, suppliers and others with whom we do business and meet supply requirements, or our results of operations and business generally; risks related to diverting management's attention from our ongoing business operations; costs related to the Arq Acquisition; opportunities for additional sales of our lignite AC products and end-market diversification; our ability to meet customer supply requirements; the rate of coal-fired power generation in the U.S.; and the timing and cost of capital expenditures and the resultant impact to our liquidity and cash flows as described in our filings with the SEC, with particular emphasis on the risk factor disclosures contained in those filings, including our 2023 Form 10-K. You are cautioned not to place undue reliance on the forward-looking statements made in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, and to consult filings we have made and will make with the SEC for additional discussion concerning risks and uncertainties that may apply to our business and the ownership of our securities. The forward-looking statements contained in this prospectus supplement are presented as of the date hereof, and we disclaim any duty to update such statements unless required by law.

USE OF PROCEEDS
We estimate that the net proceeds from our issuance and sale of shares of common stock in this offering at a public offering price of $ will be $ million after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full, we estimate that our net proceeds will be approximately $ million after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from offering for general corporate purposes, which may include working capital, capital expenditures, including construction at our Red River GAC Facility and Corbin Facility, research and development expenditures, commercial expenditures, debt service costs and repayment, acquisitions of new technologies, products or businesses, and investments.
This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the net proceeds from this offering, the progress of construction at our Red River GAC Facility and Corbin Facility, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We have no current agreements, commitments or understandings for any material investments, acquisitions or licenses of any third-party products, businesses or technologies as of the date of this prospectus supplement.
Pending the use of the net proceeds from this offering, we may deposit the net proceeds in bank accounts maintained by the Company with reputable financial institutions or invest the net proceeds in short-term, interest-bearing instruments.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering. As of June 30, 2024, our net tangible book value was $159.0 million, or $4.42 per share. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares outstanding.
After giving effect to the sale of           shares of our common stock at the public offering price of $      per share, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2024 would have been $      million, or $      per share. This amount represents an immediate increase in net tangible book value of $      per share to existing stockholders and an immediate dilution in net tangible book value of $      per share to new investors purchasing common stock in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after this offering from the price per share paid by an investor in this offering.
The following table illustrates this dilution:

Public offering price per share		$
Net tangible book value per share as of June 30, 2024	$4.42
Increase in net tangible book value per share attributable to this offering
As adjusted net tangible book value per share after this offering
Dilution per share to new investors purchasing shares in this offering		$
If the underwriters exercise in full their option to purchase additional shares, our as adjusted net tangible book value per share after this offering would be $      per share, representing an immediate increase in as adjusted net tangible book value per share of $      to existing stockholders and immediate dilution of $      in as adjusted net tangible book value per share to new investors purchasing common stock in this offering.
The number of shares of our common stock expected to be outstanding after this offering is based on 35,996,496 shares of common stock outstanding as of June 30, 2024 and excludes the following:
•1,000,000 shares of our common stock issuable upon the exercise of options outstanding as of June 30, 2024, with a weighted-average exercise price of $3.00 per share;
•1,122,336 shares of our common stock issuable upon the settlement of performance share units outstanding as of June 30, 2024 (assuming maximum level of performance); and
•2,609,028 shares of our common stock reserved for issuance under our 2024 Omnibus Incentive Plan.
The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or settlement of performance share units. To the extent that any options are exercised or performance share units are settled, investors participating in this offering will experience further dilution. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through our sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY
We have not recently declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. In addition, the terms of our loan and security agreement restrict our ability to pay cash dividends.

UNDERWRITING
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below have agreed to purchase, and we have agreed to sell to the underwriters, the number of shares indicated below:

Name	Number of Shares
Canaccord Genuity LLC
Roth Capital Partners, LLC
Total
The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.
The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $ per share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the underwriters.
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions.
The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional shares of common stock.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $ . We have agreed to reimburse the underwriters for certain expenses, including any relating to Financial Industry Regulatory Authority, Inc. matters, the qualification of the shares issued in this offering under state securities laws, and fees and expenses of counsel for the underwriters, in an amount up to $200,000 in the aggregate.
Our common stock is listed on Nasdaq under the trading symbol “ARQ.”
We and all of our directors and executive officers (the “lock-up parties”) have agreed that, subject to certain exceptions, without the prior written consent of Canaccord Genuity LLC, we and they will not, and will not publicly disclose an intention to, as applicable, during the period ending 90 days after the date of this prospectus supplement (the “restricted period”):
•offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock (the “restricted securities”) or file any registration statement with the SEC relating to any of the foregoing; or
•enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted shares whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph do not apply with respect to:
•transfers as a bona fide gift or gifts;
•transfers to any trust for the direct or indirect benefit of the lock-up party or the lock-up party’s immediate family member;

•transfers to (a) the members of the lock-up party’s immediate family, (b) if the lock-up party is a corporation, limited liability company, partnership or other entity, its partners, shareholders, members of, or owners of similar equity interests in the lock-up party by way of distribution upon the liquidation and dissolution of the lock-up party or (c) any affiliate of the lock-up party;
•transfers pursuant to a qualified domestic order or in connection with a settlement related to the distribution of assets in connection with the dissolution of marriage or civil union;
•transfers by will or intestate succession to the legal representative, heir, beneficiary, or the lock-up party’s immediate family member upon death of the lock-up party;
•exercises of an option to purchase shares of our common stock granted under any of our stock incentive plans described in this prospectus supplement, provided that the underlying shares of our common stock shall continue to be subject to the restrictions on transfer set forth in the lock-up agreement and if the lock-up party is required to file a report under Section 16 of the Exchange Act reporting a reduction in beneficial ownership of shares of our common stock during the restricted period, the lock-up party shall clearly indicate in the footnotes thereto the nature and conditions of such exercise or transfer and no other filing or public announcement shall be made voluntarily during the restricted period in connection with such exercise or transfer;
•establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of our common stock, provided that, such plan does not provide for any transfers of our common stock, and no filing with the SEC or other public announcement shall be required or voluntarily made by the lock-up party or any other person in connection therewith, in each case during the restricted period;
•transfers or dispositions of shares of our common stock purchased in this offering from the underwriters, provided that no filing under the Exchange Act reporting a reduction in beneficial ownership of shares of our common stock shall be required or voluntarily made during the restricted period;
•dispositions of shares of common stock issued or issuable in connection with any bona fide debt financing transaction; or
•sales of restricted securities for tax withholding purposes in connection with the vesting of equity awards that are subject to a taxable event upon vesting of our securities, it being understood that all shares of our common stock received upon such vesting or transfer will remain subject to the restrictions of the lock-up agreement during the restricted period, and provided that if the lock-up party is required to file a report under the Exchange Act reporting a reduction in beneficial ownership of the lock-up party’s common stock during the restricted period related to such disposition, the lock-up party shall include a statement in such report to the effect that the filing relates to the satisfaction of tax withholding obligations of the lock-up party in connection with such vesting event and no other filing or public announcement shall be made voluntarily during the restricted period in connection with such vesting or transfer.
In addition, the restrictions set forth above do not apply in certain circumstances, including:
•the issuance of shares contemplated by the underwriting agreement;
•the issuance of shares of our common stock pursuant to employee stock option plans, stock incentive plans, stock ownership plans or dividend reinvestment plans existing on the date of this prospectus supplement (including shares of our common stock issuable upon exercise of options granted thereunder); or
•the issuance of shares of our common stock pursuant to currently outstanding convertible securities or warrants.
Canaccord Genuity LLC in its sole discretion, may release shares of common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.
In order to facilitate the offering of common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of common stock. Specifically, the underwriters may sell more shares than they is obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of common stock. These activities may raise or maintain the market price of common stock above independent market levels or prevent or retard a decline in the market price of common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a) to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
United Kingdom
Each underwriter has represented and agreed that:
(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and
(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Faegre Drinker Biddle & Reath LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

EXPERTS
The consolidated financial statements of Arq, Inc. and subsidiaries (the "Company") incorporated in this prospectus supplement by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2023, have been audited by Moss Adams, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

Arq, Inc.

$100,000,000

Common Stock
Preferred Stock
Warrants
Units
____________________________

We may offer and sell from time to time up to $100,000,000 of any combination of the securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings. These securities may, if applicable, be convertible into, or exercisable or exchangeable for, other securities described in this prospectus.
This prospectus provides you with a general description of the securities that we may offer. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Any prospectus supplement may add to, update or change information contained in this prospectus.
The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and underwriter options will be set forth in the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Global Market ("Nasdaq") under the symbol "ARQ." On August 21, 2024, the last reported sales price of a share of our common stock on Nasdaq was $6.60. If we decide to list or seek a listing for any other securities, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or where we have made an application for listing, as applicable.

An investment in our securities is subject to various risks. See the sections entitled “Risk Factors” starting on page 2 of this prospectus, "Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K as well as in any of our subsequent filings with the Securities and Exchange Commission ("SEC"), and in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus, to read about factors you should consider, including the risk of leverage, before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 4, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the "SEC"), using a "shelf" registration process. Under this shelf registration process, we may, from time to time, offer and sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total dollar amount of $100,000,000.
This prospectus provides you only with a general description of the securities that we may offer. Each time securities are sold under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the terms of such offering. The prospectus supplement may also add to, update or change any of the information contained in this prospectus. You should carefully read this prospectus, any accompanying prospectus supplement, any free writing prospectuses we have prepared or authorized as well as the information incorporated in this prospectus or any accompanying prospectus supplement by reference. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplements or free writing prospectus, together with the additional information described under the heading "Where You Can Find More Information" and "Incorporation by Reference." Any information in any accompanying prospectus supplement, any free writing prospectus or any subsequent material incorporated herein or therein by reference will supersede the information in this prospectus or any earlier prospectus supplement.
The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you.
We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, in any accompanying prospectus supplement or in any free writing prospectuses we have prepared or authorized. You should rely only on the information provided in this prospectus or any prospectus supplement, including information incorporated by reference herein or therein, or any free writing prospectus that we have specifically referred you to. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus, any prospectus supplement or any documents we incorporate herein or therein, or in any free writing prospectus, is current only as of the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those respective dates.
No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus applicable to those jurisdictions.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to "we," "us," "our," "Arq" or the "Company" refer to Arq, Inc. together with its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants, including us, that file electronically with the SEC.
We also make available, free of charge, on or through our Internet website, www.arq.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on or that can be accessed through our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. In addition, you may request copies of these filings at no cost at: Arq, Inc., 8051 E. Maplewood Ave., Suite 210, Greenwood Village, Colorado 80111, telephone: (720) 598-3500.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), including exhibits, of which this prospectus forms a part, with respect to the securities that may be offered hereunder. This prospectus does not contain all of the information set forth in the registration statement and exhibits thereto. For further information with respect to our company and the securities offered hereby, reference is made to the registration statement, including the exhibits thereto. Our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits thereto, are available to you for free on the SEC’s website listed above.

INCORPORATION BY REFERENCE
The SEC allows us to "incorporate by reference" into this prospectus and any prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC.
We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC, as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus forms a part until the termination or completion of the offering of the securities described in this prospectus; provided, however, we are not incorporating by reference any documents or portions of documents deemed to have been furnished rather than filed in accordance with SEC rules:
•    our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 12, 2024, including the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2024;
•    our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, as filed with the SEC on May 8, 2024 and August 12, 2024, respectively;
•    our Current Reports on Form 8-K filed with the SEC on January 24, 2024, January 31, 2024, February 13, 2024, April 16, 2024, May 16, 2024, and June 13, 2024;
•    the description of our common stock contained or incorporated by reference in our Registration Statement on Form 8-A filed with the SEC on July 6, 2016, as updated by Exhibit 4.10 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendments or reports filed for the purpose of updating such description; and
•the description of our Series B Junior Participating Preferred Stock (currently traded with our common stock) contained or incorporated by reference in our Registration Statement on Form 8-A filed with the SEC on May 8, 2017, as most recently amended by our Registration Statement on Form 8-A, as amended, filed on April 16, 2024, as updated by any amendments or reports filed for the purpose of updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, and on or after the date of this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following:
Arq, Inc.
8051 E. Maplewood Ave., Suite 210
Greenwood Village, CO 80111
Attn: General Counsel and Secretary
(720) 598-3500

ABOUT THE COMPANY
Arq, Inc. ("we," "us," "our," "Arq" or the "Company"), is an environmental technology company that is principally engaged in the sale of consumable air, water, and soil treatment solutions primarily based on activated carbon ("AC"). Our proprietary AC products enable customers to reduce air, water, and soil contaminants, including mercury, per and polyfluoroalkyl substances ("PFAS") and other pollutants, to help our customers maximize effectiveness and to improve operating efficiencies to meet the challenges of existing and pending air quality and water regulations. We manufacture and sell AC and other chemicals used to capture and remove contaminants for coal-fired power generation, industrial and water treatment markets, which we collectively refer to as the advanced purification technologies ("APT") market.
Our primary products are comprised of AC, which is produced from a variety of carbonaceous raw materials. Our AC products include both powdered activated carbon ("PAC") and granular activated carbon ("GAC"). Additionally, we own the Five Forks Mine, a lignite mine that currently supplies the primary raw material for the manufacturing of our products.
In February 2023, we acquired 100% of the equity of the subsidiaries of Arq Limited (hereafter the Arq Limited subsidiaries referred to as "Legacy Arq,", and the acquisition itself referred to as the "Arq Acquisition") to secure access to a feedstock, a manufacturing facility and certain patented processes as a means to manufacture additional GAC products for sale into the APT and other markets. With the Arq Acquisition, we now control bituminous coal waste reserves and own a manufacturing facility, both located in Corbin, Kentucky (the "Corbin Facility"), and a process to recover and purify the bituminous coal fines for sale or further conversion to GAC products. Under this manufacturing process, we convert coal waste into a purified, microfine carbon powder known as Arq powderTM ("Arq Powder"). We expect to begin using Arq Powder as a feedstock to manufacture high-quality GAC products for sale in the APT and other markets by the end of 2024.
We believe Arq Powder has additional potential for us to access new markets and applications. We expect to secure customer interest in Arq Powder as an additive into other markets, such as components for asphalt. These products utilizing Arq Powder are expected to have a lower carbon footprint compared to similar products utilizing conventional materials. These applications are currently in various stages of proof-of-concept testing or preliminary customer testing.
In February 2024, as part of a larger rebranding, we changed our name to Arq, Inc., and on February 1, 2024, our common stock commenced trading under the ticker symbol, "ARQ."
Our Corporate Information
We were incorporated as a Delaware corporation in 2011. Our current corporate headquarters address is 8051 E. Maplewood Ave., Suite 210, Greenwood Village, Colorado 80111. Our official company website can be found at www.arq.com. Information included or referred to on, or otherwise accessible through, our website is not deemed to form a part of, or be incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, and you should not rely on that information when making a decision to invest in our securities.

 RISK FACTORS
Investing in our securities involves a high degree of risk. You should consider the risks, uncertainties and other factors described under the caption "Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q, that we have filed or will file with the SEC, and in other documents which are incorporated by reference in this prospectus, as well as the risk factors and other information contained in or incorporated by reference in any accompanying prospectus supplement, together with all of the other information included in this prospectus. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these or any unanticipated risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and the trading price of our securities could decline, causing you to lose some or all of your investment in our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and the documents incorporated by reference therein, may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this prospectus, any prospectus supplement or the documents incorporated herein and therein by reference, including statements regarding our future financial condition, results of operations, business strategy and plans and objectives of management for future operations, industry trends and other future events, are forward-looking statements. Words or phrases such as "anticipates," "believes," "may," "expects," "intends," "plans," "estimates," "predicts," the negative expressions of such words, or similar expressions are used in this prospectus to identify forward-looking statements, and such forward-looking statements include, but are not limited to, statements or expectations regarding:
•the anticipated effects from an increase in pricing of our AC products;
•the anticipated effects from an increase in costs of our AC products and related cost increases in supply and logistics;
•expected supply and demand for our AC products and services;
•increasing competition in the AC market;
•the ability to successfully integrate Legacy Arq’s business;
•the ability to develop and utilize Legacy Arq’s products and technology;
•the ability to make Legacy Arq’s products commercially viable;
•the expected future demand of Legacy Arq’s products;
•future level of research and development activities;
•future plant capacity expansions and site development projects, including the GAC Facility;
•the effectiveness of our technologies and the benefits they provide;
•probability of any loss occurring with respect to certain guarantees made by Tinuum Group;
•the timing of awards of, and work and related testing under, our contracts and agreements and their value;
•the timing and amounts of, or changes in, future revenues, backlog, funding for our business and projects, margins, expenses, earnings, tax rates, cash flows, royalty payment obligations, working capital, liquidity and other financial and accounting measures;
•the amount and timing and favorability of terms related to additional required financings;
•awards of patents designed to protect our proprietary technologies both in the U.S. and other countries;
•the adoption and scope of regulations to control certain chemicals in drinking water and other environmental concerns;
•the impact of adverse global macroeconomic conditions, including rising interest rates, recession fears and inflationary pressures, and geopolitical events or conflicts;
•opportunities to effectively provide solutions to U.S. coal-related businesses to comply with regulations, improve efficiency, lower costs and maintain reliability; and
•the impact of prices of competing power generation sources such as natural gas and renewable energy on demand for our products.
The forward-looking statements included in this prospectus and the documents incorporated by reference herein, and any prospectus supplement and the documents incorporated by reference therein, involve risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, timing of new and pending regulations and any legal challenges to or extensions of compliance dates of them; the U.S. government’s failure to promulgate regulations that benefit our business; changes in laws and regulations, accounting rules, prices, economic conditions and market demand; impact of competition; availability, cost of and demand for alternative energy sources and other technologies; technical, start up and operational difficulties; competition within the industries in which the Company operates; our inability to commercialize our products on favorable terms; our inability to effectively and efficiently commercialize new products; changes in construction costs or availability of construction materials; our inability to effectively manage construction and startup of the Red River GAC Facility or Corbin Facility; our inability to obtain required financing or financing on terms that are favorable to us; our inability to ramp up our operations to effectively address recent and expected growth in our business; loss of key personnel; ongoing effects of the inflation and macroeconomic uncertainty, including from the ongoing pandemic and armed conflicts around the world, and such uncertainty’s effect on market demand and input costs; availability of materials and equipment for our business; intellectual property infringement claims from third parties; pending litigation; as well as other factors relating to our business strategy, goals and expectations concerning the Arq Acquisition (including future operations, future performance or results); our ability to maintain relationships with customers, suppliers and others with whom we do business and meet supply requirements, or our results of operations and business generally; risks related to diverting management's attention from our ongoing business operations; costs related to the Arq Acquisition; opportunities for additional sales of our AC products and end-market diversification; the timing and scope of new and pending regulations and any legal challenges to or extensions of compliance dates of them; our ability to meet customer supply requirements; the rate of coal-fired power generation in the U.S., the timing and cost of capital expenditures and the resultant impact to our liquidity and cash flows as described in our filings with the SEC, with particular emphasis on the risk factor disclosures contained in those filings. You are cautioned not to place undue reliance on the forward-looking statements made in this prospectus and the documents incorporated by reference herein, and any prospectus supplement and the documents incorporated by reference therein, and to consult filings we have made and will make with the SEC for additional discussion concerning risks and uncertainties that may apply to our business and the ownership of our securities. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, commercial expenditures, debt service costs and repayment, acquisitions of new technologies, products or businesses, and investments. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DILUTION
We will set forth in a prospectus supplement and/or free writing prospectus the following information, as required, regarding any dilution of the equity interests of investors purchasing securities in an offering under this prospectus:
•the net tangible book value per share of our equity securities before and after the offering;
•the amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF CAPITAL STOCK
The following descriptions of our capital stock, together with the additional information in any applicable prospectus supplement, and certain provisions of our second amended and restated certificate of incorporation, as amended (our "Certificate of Incorporation"), our amended and restated bylaws (the "Bylaws"), and our Tax Asset Protection Plan (as further described below), as amended, are summaries and are qualified by reference to our Certificate of Incorporation, Bylaws and Tax Asset Protection Plan, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.
Our authorized capital stock consists of 150,000,000 shares of capital stock, par value $0.001 per share, of which:
•100,000,000 shares are designated as common stock; and
•50,000,000 shares are designated as preferred stock.
As of August 21, 2024, there were 36,513,855 shares of our common stock outstanding and no shares of our preferred stock outstanding. Our board of directors is authorized, without stockholder approval except as required by the listing standards of Nasdaq, to issue additional shares of our capital stock. 50,000 shares of Series B Junior Participating Preferred Stock, par value $0.001 per share, are authorized and reserved for issuance upon the exercise of the Rights (as defined below) under our Tax Asset Protection Plan, as described below.
Common Stock
Voting Rights
Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. Our Certificate of Incorporation does not provide for cumulative voting rights. Our Bylaws provide that the election of any director and proposals designated by the directors will be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. With respect to matters other than the election of directors and proposals designated by the director as being subject to a plurality vote, such matters shall be approved if the votes cast favoring the matter exceed the votes cast opposing the matter at a meeting of the stockholders by the holders of stock entitled to vote. The holders of one-third of the voting power of the outstanding shares of common stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.
Dividends
Our Bylaws provide that, subject to applicable law, dividends upon shares of our capital stock may be declared by the board of directors and may be paid in cash, in property or in shares of our capital stock, unless otherwise provided by applicable law. The right of holders of common stock to receive dividends is subject to the preferential rights, if any, of any preferred stock at the time outstanding.
Liquidation
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment or provision for payment of our debts and other liabilities and the preferential amounts to which the holders of any outstanding shares of preferred stock are entitled to receive on dissolution, liquidation, or winding up, the holders of the common stock are entitled to share on a pro rata basis in our remaining assets.
Rights and Preferences
Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.
Fully Paid and Nonassessable
All of our outstanding shares of common stock are fully paid and nonassessable.
Preferred Stock
As of August 21, 2024, there were no shares of preferred stock outstanding.
Our Certificate of Incorporation provides that our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our board of directors also has the authority to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. The prospectus supplement relating to any preferred stock that may be offered will include specific terms relating to the offering.
Anti-Takeover Provisions
Certain provisions of Delaware law, and our Certificate of Incorporation and Bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of us. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Delaware Takeover Statute and Certain Business Combinations
We have elected not to be governed by the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"). In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, subject to certain exceptions. Our Certificate of Incorporation includes provisions requiring certain business combinations to be approved by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding voting stock, voting together as a single class, including the affirmative vote of the holders of at least a majority of the voting power of the then outstanding voting stock not owned directly or indirectly by any interested stockholder (i.e., a person who owns 10% or more of our outstanding voting stock) or any affiliate of an interested stockholder. Subject to some exceptions set forth in the Certificate of Incorporation, such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be permitted, by applicable law or in any agreement with any national securities exchange or otherwise.
Removal of Directors; Vacancies.
The DGCL provides that a director may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. Our Bylaws provide that newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the board of directors, may be filled by the affirmative votes of a majority of the remaining members of the board of directors, although less than a quorum. A director so elected shall hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal.
No Cumulative Voting.    The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.
Stockholder Meetings; Requirements for Advance Notice.    Our Bylaws provide that special meetings of stockholders for any purpose or purposes may be called pursuant to a resolution approved by the board of directors or by the holders of shares entitled to cast not less than 20% of the votes at the meeting, and shall be held at such place, on such date, and at such time as the board of directors shall fix. Our Bylaws provide that notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of stockholders shall be given not less than ten days nor more than 60 days before such meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting and that notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Our Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to our corporate secretary.
Authorized but Unissued Shares.    Our authorized but unissued shares of common stock and preferred stock will be available for future issuances without stockholder approval, except as required by the listing standards of Nasdaq, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the company by means of a proxy contest, tender offer, merger or otherwise.
Tax Asset Protection Plan. On May 5, 2017, our board of directors approved the Tax Asset Protection Plan (the "Original TAPP," and as amended up to the date of this prospectus, the "TAPP") and declared a dividend of one preferred share purchase right (each, a "Right") for each outstanding share of our common stock. During the years 2018-2024, we executed amendments to the TAPP

(the "TAPP Amendments"), which extend the duration of the TAPP to a later "Final Expiration Date" and make associated changes in connection therewith. The most recent TAPP Amendment extended the Final Expiration Date to be the close of business on the earlier of (i) December 31, 2025 or (ii) December 31, 2024 if stockholder approval has not been obtained prior to such date. Our stockholders approved the most recent TAPP Amendment at our annual meeting, held on June 10, 2024.
The Rights will not be exercisable until the earlier of (i) ten business days after a public announcement that a person has become an "Acquiring Person" (as defined in the TAPP) by acquiring beneficial ownership of 4.99% or more of our outstanding common stock, or, in the case of a person that had beneficial ownership of 4.99% or more of our outstanding common stock upon execution of the Original TAPP, by obtaining beneficial ownership of additional shares of common stock or (ii) ten business days (or such later date as may be specified by the Board prior to such time as any person becomes an Acquiring Person) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an Acquiring Person. Subject to the terms, provisions and conditions of the TAPP, if the Rights become exercisable, each Right would initially represent the right to purchase one ten-thousandth of a shares of our Series B Junior Participating Preferred Stock, par value $0.001 per share, for a purchase price of $50.00, subject to certain adjustments. The description and terms of the Rights were set forth in the Original TAPP, dated as of May 5, 2017, by and between us and Computershare Trust Company, N.A., as Rights Agent, as amended.
The TAPP was adopted in an effort to protect stockholder value by attempting to diminish the risk that our ability to use certain general business credits carryforwards to reduce potential future federal income tax obligations may become substantially limited if we experience an "ownership change," as defined by Section 382 of the Internal Revenue Code. The TAPP is intended to act as a deterrent to any person acquiring beneficial ownership of 4.99% or more of our outstanding common stock without the approval of the board of directors. Stockholders who beneficially owned 4.99% or more of our outstanding common stock upon execution of the TAPP will not trigger the TAPP so long as they do not acquire beneficial ownership of additional shares of our common stock. The board of directors may, in its sole discretion, also exempt any person from triggering the TAPP.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Listing
Our common stock is listed on Nasdaq under the symbol "ARQ."

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock or preferred stock and may be issued in one or more series. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:
•the title of such securities;
•the offering price or prices and aggregate number of warrants offered;
•the currency or currencies for which the warrants may be purchased;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•the number of shares of common stock or preferred stock purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•the terms of any rights to redeem or call the warrants;
•the terms of any rights to force the exercise of the warrants;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•the dates on which the right to exercise the warrants will commence and expire;
•the manner in which the warrant agreements and warrants may be modified;
•a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;
•the terms of the securities issuable upon exercise of the warrants; and
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase a share of common stock or preferred stock, as applicable, at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF UNITS
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain United States federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may offer and sell securities offered by means of this prospectus in and outside the United States in one or more of the following ways from time to time:
•to or through underwriters or dealers;
•directly to one or more purchasers, including through a specific bidding, auction or other process;
•through agents;
•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in the over-the-counter market;
•in transactions other than on these exchanges or systems or in the over-the-counter market;
•in "at the market offerings," within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•a combination of any of the above methods of sale; and
•through any other method permitted pursuant to applicable law and described in a prospectus supplement.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•the name or names of any underwriters, dealers or agents;
•the purchase price of the offered securities;
•the net proceeds to us;
•any delayed delivery arrangements;
•any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•any discounts, concessions or other items allowed or reallowed or paid to dealers or agents;
•any commissions paid to agents; and
•any securities exchanges on which the offered securities may be listed.
We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
We may directly solicit offers to purchase our securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. We will describe the terms of direct sales in the prospectus supplement.

Agents designated by us may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities so offered and sold.
If we utilize an underwriter in the sale of the securities offered by this prospectus, we will execute an underwriting agreement with the underwriter or underwriters at the time of sale. We will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.
Underwriters, dealers and agents may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.
If we use delayed delivery contracts, we will, directly or through agents, underwriters or dealers, disclose that they are using them in the prospectus supplement and state when they will demand payment and delivery of the securities under the delayed delivery contracts. We may further agree to adjustments before a public offering to the underwriters’ purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering. These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.
To facilitate the offering of securities, any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in our common stock on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Other than the common stock, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters may not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on The Nasdaq Global Market. Any common stock sold by this prospectus will be listed for trading on The Nasdaq Global Market subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any of our securities.
Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS
The validity of the issuance of securities offered hereby will be passed upon for us by Faegre Drinker Biddle & Reath LLP. Certain legal matters in connection with the securities offered hereby may be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Arq, Inc. and subsidiaries (the “Company”) incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2023, have been audited by Moss Adams, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Shares

Arq, Inc.

Common Stock

Prospectus Supplement

Canaccord Genuity	Roth Capital Partners

The date of this prospectus supplement is , 2024